                                 AMENDMENT NO. 1

                                       to

                      AMENDED AND RESTATED CREDIT AGREEMENT
                             dated February 21, 2003

                                      among

                     FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                             a New York corporation,
                           FRESENIUS MEDICAL CARE AG,
                              a German corporation,
                                       and
             the other Borrowers and Guarantors identified therein,

                         the Lenders identified therein,

                                       and

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent





                        BANC OF AMERICA SECURITIES, LLC,
                   as Sole Lead Arranger and Sole Book Manager

                                 AMENDMENT NO. 1

         THIS AMENDMENT NO. 1, dated as of August 22, 2003 (this "Amendment") relating to the Amended and Restated Credit Agreement referenced below, by and among FRESENIUS MEDICAL CARE AG ("FMCAG"), FRESENIUS MEDICAL CARE HOLDINGS, INC. ("FMCH"), certain subsidiaries and affiliates of FMCAG party to the Credit Agreement and identified on the signature pages hereto, and BANK OF AMERICA, N.A., as Administrative Agent for and on behalf of the Lenders. Capitalized terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

         WHEREAS, a $1.5 billion credit facility has been extended to FMCAG, FMCH and the other Borrowers identified therein (collectively, the "Borrowers") pursuant to the terms of that Amended and Restated Credit Agreement dated as of February 21, 2003 (as amended and modified, the "Credit Agreement") among the Borrowers, the Guarantors and Lenders identified therein, and the Administrative Agent;

         WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement, including a request for the Lenders to make available to the Borrowers an additional term loan facility (the "Tranche C Term Loan"), the proceeds of which will be applied by the Borrowers as a voluntary prepayment of the Tranche B Term Loan, together with any interest accrued and any amounts due pursuant to Section 3.05 of the Credit Agreement, as amended hereby, with respect to the portion of the Tranche B Term Loan so prepaid;

         WHEREAS, the requisite Lenders pursuant to Section 11.01 of the Credit Agreement have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Administrative Agent to enter into this Amendment on their behalf;

         NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1 AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended and modified in the following respects:

1.1      In Section 1.01 (Definitions):

         (a)      The following definitions are amended and modified as follows:

                  (i) The definition of "Applicable Percentage" will be amended by adding a new sentence at the end thereof as follows:

                           With respect to the Tranche C Term Loan, the
                  Applicable Percentage shall be as set forth in the Tranche C Term Loan Joinder Agreement.

                  (ii) in the definition of "Credit Documents" the phrase "the Tranche C Term Loan Joinder Agreement," is inserted immediately following the reference therein to "the Notes,".

                  (iii) in the definition of "Eligible Assignee", clause (i) of subsection (d) is amended to read as follows:

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                           (i) the Administrative Agent (and, to the extent
                  required by Section 11.07(b) with respect to any assignment of Revolving Commitments, the L/C Issuers), and

                  (iv) in the definition of "Interest Payment Date", in clauses (a) and (c) thereof, the references to "the Tranche A Term Loan and the Tranche B Term Loan" are, in each case, amended to read "the Tranche A Term Loan, the Tranche B Term Loan and the Tranche C Term Loan".

                  (v) in the definition of "Interest Period", clause (C) thereof is amended to read as follows:

                           (C) with respect to Revolving Commitments, no Interest Period shall extend beyond the Termination Date, and with respect to the Term Loans, no Interest Period shall extend beyond the date of the final principal amortization payment for such Term Loan.

                  (vi) in the definition of "Outstanding Amount", a new clause (e) is added to read as follows:

                  and (e) with respect to the Tranche C Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Tranche C Term Loan on such date.

         (b) The following definitions are amended in their entirety to read as follows:

                  "Domestic Swing Line Lender" means (a) Bank of America and (b) any other Lender that agrees to act as a Domestic Swing Line Lender hereunder, or in each case any successor in such capacity.

                  "Parallel Debt Agreement" means that certain Parallel Debt agreement dated as of the Closing Date between the Collateral Agent (and, pursuant to the power of attorney granted to the Collateral Agent by the Lenders pursuant to Section 11.22 hereof, each of the Lenders) and FMCAG (and, pursuant to the power of attorney granted to FMCAG by the other Credit Parties pursuant to Section 11.22 hereof, each other Credit Party), or any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgement or abstraktes Schuldanerkenntnis) in favor of the Collateral Agent under the Law of Germany, in each case as amended or modified from time to time.

                  "Term Loan" means the Tranche A Term Loan, the Tranche B Term Loan and the Tranche C Term Loan.

                  "Term Loan Commitments" means the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Tranche C Term Loan Commitment.

                  "Term Notes" means the Tranche A Term Notes, the Tranche B Term Notes and the Tranche C Term Notes.

         (c)      The following definitions are added to read as follows:

                  "First Amendment Closing Date" means August 22, 2003.


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
                  "Required Tranche C Term Lenders" means, as of any date of determination, Lenders holding in the aggregate more than 50% of the Tranche C Term Loan; provided that the portion of the Tranche C Term Loan held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche C Term Lenders.

                  "Tranche C Term Lenders" means, prior to funding of the Tranche C Term Loan, Lenders with Tranche C Term Loan Commitments, and after funding of the Tranche C Term Loan, Lenders holding a portion of the Tranche C Term Loan, together with their successors and permitted assigns.

                  "Tranche C Term Loan" shall have the meaning provided in
         Section 2.01(h).

                  "Tranche C Term Loan Commitment" means the commitment of each Tranche C Term Lender to make its portion of the Tranche C Term Loan hereunder as set forth in the Tranche C Term Loan Joinder Agreement; provided that, at any time after funding of the Tranche C Term Loan, determinations of "Required Lenders" and "Required Tranche C Term Lenders" shall be based on the outstanding principal balance of the Tranche C Term Loan.

                  "Tranche C Term Loan Commitment Percentage" means, for each Tranche C Term Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is, prior to funding of the Tranche C Term Loan, the Dollar Equivalent of such Tranche C Term Lender's Tranche C Term Loan Committed Amount, and, after funding of the Tranche C Term Loan, the Dollar Equivalent of the principal amount of such Tranche C Term Lender's portion of the Tranche C Term Loan and the denominator of which is, prior to funding of the Tranche C Term Loan, the Dollar Equivalent of the aggregate principal amount of the Tranche C Term Loan Commitments, and, after funding of the Tranche C Term Loan, the Dollar Equivalent of the aggregate principal amount of the Tranche C Term Loan. The initial Tranche C Term Loan Commitment Percentages will be as set forth in the Tranche C Term Loan Joinder Agreement.

                  "Tranche C Term Loan Committed Amount" means, with respect to each Tranche C Term Lender, the amount of such Lender's Tranche C Term Loan Commitment. The initial Tranche C Term Loan Committed Amounts will be as set forth in the Tranche C Term Loan Joinder Agreement.

                  "Tranche C Term Loan Joinder Agreement" means the Tranche C Term Lender joinder agreement providing for the establishment of the Tranche C Term Loan, substantially in the form of Exhibit H.

                  "Tranche C Term Note" means the promissory notes given to each Tranche C Term Lender to evidence such Tranche C Term Lender's portion of the Tranche C Term Loan, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Tranche C Term
         Note is attached as Exhibit C-4.

         1.2 Clause (c) of Section 2.01 (Domestic Swing Line Commitment) is amended by replacing the first reference to "the Domestic Swing Line Lender" with "each of the Domestic Swing Line Lenders" and by replacing the second reference to "the Domestic Swing Line Lender" with "the applicable Domestic Swing Line Lender".

         1.3 A new clause (h) is added to the end of Section 2.01 (Commitments) to read as follows:



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

                  (h) Tranche C Term Loan Commitment. On or after the First Amendment Closing Date, FMCH and FMCAG may, upon written notice to the Administrative Agent and the Tranche C Term Lenders pursuant to the terms hereof and the Tranche C Term Loan Joinder Agreement, agree with one or more Tranche C Term Lenders for such Tranche C Term Lenders to severally make a new term loan (the "Tranche C Term Loan"), provided that:

                           (i) the Tranche C Term Lenders shall be any combination of existing Lenders or other commercial banks and financial institutions chosen or arranged by the Borrower and reasonably acceptable to the Administrative Agent, which Lenders and such other commercial banks and financial institutions shall join in this Credit Agreement as Tranche C Term Lenders by Tranche C Term Loan Joinder Agreement or by other arrangement reasonably acceptable to the Administrative Agent and FMCAG;

                           (ii) the aggregate principal amount of the Tranche C Term Loan shall be not more than the Dollar Equivalent of Four Hundred Million Dollars ($400,000,000);

                           (iii) the Applicable Percentage for the Tranche C Term Loan shall be subject to mutual agreement of the Tranche C Term Lenders and the Borrowers and shall be set forth in the Tranche C Term Loan Joinder Agreement;

                           (iv) the final maturity date for the Tranche C Term Loan shall be not sooner than the final maturity date for the Tranche B Term Loan (February 21, 2010);

                           (v) the Administrative Agent shall have received for the benefit of the Tranche C Term Lenders, opinions of counsel to the Borrowers and the Guarantors in form and substance satisfactory to the Administrative Agent and the Tranche C Term Lenders;

                           (vi) to the extent reasonably necessary in the judgment of the Administrative Agent, amendments to each foreign Pledge Agreement and the Parallel Debt Agreement and/or delivery of any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgment or abstraktes Schuldanerkenntnis), in each case in a manner satisfactory to the Administrative Agent;

                           (vii) on the date of the funding of the Tranche C Term Loan, the conditions to the making of Credit Extensions in Section 5.02 shall be satisfied; and

                           (viii) the Borrower shall have paid the reasonable expenses of the Administrative Agent and reasonable fees and expenses of counsel to the Administrative Agent, including foreign counsel, in connection with establishment of the Tranche C Term Loan, to the extent required to be paid pursuant to the terms thereof.

         The Tranche C Term Loan may consist of Base Rate Loans, Eurocurrency Rate Loans or a combination thereof, as the applicable Borrower may request. Amounts repaid on the Tranche C Term Loan may not be reborrowed.

         1.4 In Section 2.02 (Borrowings, Conversions and Continuations of Loans), subsection (e) is amended by deleting the word "and" at the end of clause (iii), inserting the word "and" immediately following clause (iv), and adding a new clause (v) immediately prior to the proviso at the end thereof to read as follows:



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

                  (v) there shall not be more than five Interest Periods in effect with respect to the Tranche C Term Loan

         1.5 In Section 2.05 (Repayment of Loans), a new subsection (f) is added at the end to read as follows:

                  (f) Tranche C Term Loan. Subject to Section 2.06(b)(vi), the Borrowers shall repay to the Lenders the principal amount of the Tranche C Term Loan in quarterly installments as provided in the Tranche C Term Loan Joinder Agreement.

         1.6 In Section 2.06(a) (Voluntary Prepayments), subsection (ii) is amended by inserting the word "applicable" immediately before each reference to "Domestic Swing Line Lender" and subsection (iii) is amended and replaced in its entirety to read as follows:

                  (iii) any voluntary prepayments on the Term Loans shall be applied as set forth in Section 2.06(c)(i).

         1.7      In Section 2.06(b) (Mandatory Prepayments), a new subsection
(vi) is added to read as follows:

                  (vi) Tranche C Term Loan. The Tranche C Term Loan will be prepaid in full on October 31, 2007, if the $450 million 7.875% Trust Preferred Securities due February 1, 2008 and the DM300 million 7.375% Trust Preferred Securities due February 1, 2008 are not repaid (with the consent of the Required Lenders hereunder), or refinanced or the maturity date thereof extended by October 1, 2007, in either case, to a date that is at least seven and one-half years after the Closing Date.

         1.8 Section 2.06(c)(i) (Application of Voluntary Prepayments) is replaced in its entirety to read as follows:

                  (i) Voluntary Prepayments. Voluntary prepayments shall be applied as specified by the Borrowers; provided that (A) any voluntary prepayment on the Term Loans shall be applied pro rata to the Tranche A Term Loan and the Tranche B Term Loan, except for any voluntary prepayment on the Term Loans made from the proceeds of the advance of the Tranche C Term Loan or otherwise contemporaneously therewith which shall be applied first to the payment of the Tranche B Term Loan, (B) following repayment in full of the Tranche B Term Loan, any voluntary prepayment on the Term Loans shall be applied pro rata to the Tranche A Term Loan and the Tranche C Term Loan, (C) prepayments on the Tranche A Term Loan shall be applied pro rata to remaining principal amortization installments thereunder, (D) prepayments on the Tranche B Term Loan shall be applied to remaining principal amortization installments in inverse order of maturity and (E) prepayments on the Tranche C Term Loan shall be applied to remaining principal amortization installments in inverse order of maturity. Voluntary prepayments on the Loan Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein.

         1.9 In Section 2.06(c)(ii) (Application of Mandatory Prepayments), subsection (B) is amended to read as follows:

                  (B) Mandatory prepayments in respect of Dispositions under subsection (b)(ii) above, Debt Transactions under subsection
         (b)(iii) and Securitization Transactions under subsection (b)(iv) above shall be applied first to the Term Loans until paid in full, and then to the Revolving Obligations. Mandatory prepayments on the Term Loans shall be applied pro rata to




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

         the Tranche A Term Loan and the Tranche B Term Loan; provided that, following the repayment in full of the Tranche B Term Loan, mandatory prepayments on the Term Loans shall be applied pro rata to the Tranche A Term Loan and the Tranche C Term Loan. Prepayments on the Tranche A Term Loan shall be applied pro rata to remaining principal amortization installments thereunder and prepayments on the Tranche B Term Loan or the Tranche C Term Loan shall, in each case, be applied to remaining principal amortization installments thereunder in inverse order of maturity.

         1.10 Section 2.09 (Additional Provisions relating to Domestic Swing Line Loans) is amended as follows:

                  (a) Clause (a) (Borrowing Procedures) and clause (c) (Repayment of Participations) are amended by inserting the word "applicable" immediately before each reference to "Domestic Swing Line Lender" therein.

                  (b) Clause (b) (Refinancing of Domestic Swing Line Loans) is amended by (i) replacing the first sentence in clause (i) thereof to read as follows, and (ii) by inserting the word "applicable" immediately before each other reference to "Domestic Swing Line Lender" therein:

                           (i) Each Domestic Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrower (and such Borrower hereby irrevocably authorizes the Domestic Swing Line Lenders to so request on its behalf), that each Revolving Lender make a Committed Revolving Loan that is a Base Rate Loan in an amount equal to such Lender's Revolving Commitment Percentage of the amount of Domestic Swing Line Loans made by such Domestic Swing Line Lender then outstanding.

                  (c) Clause (d) (Interest for Account of Domestic Swing Line Lender) and clause (e) Payments Directly to Domestic Swing Line Lender) are amended and replaced in their entireties to read as follows:

                           (d) Interest for Account of Domestic Swing Line Lender. Each Domestic Swing Line Lender will be responsible for invoicing the Borrowers for interest on the Domestic Swing Line Loans made by such Domestic Swing Line Lender. Until each Revolving Lender funds its Committed Revolving Loan or risk participation pursuant to this Section 2.09 to refinance such Lender's Revolving Commitment Percentage of such Domestic Swing Line Loans, interest in respect thereof shall be solely for the account of such Domestic Swing Line Lender.

                           (e) Payments Directly to Domestic Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Domestic Swing Line Loans made by any Domestic Swing Line Lender directly to such Domestic Swing Line Lender.

         1.11 In Section 2.13 (Evidence of Debt), in subsection (a) the next-to-last sentence is amended to read as follows:

         The Borrowers shall execute and deliver to the Administrative Agent (i) a Revolving Note for each Revolving Lender that so requests, (ii) a Tranche A Term Note for each Tranche A Term Lender that so requests,
         (iii) a Tranche B Term Note for each Tranche B Term Lender that so requests and (iv) a Tranche C Term Note for each Tranche C Term Lender that so requests, which Notes, in addition to such accounts or records, shall evidence such Lender's Loans.



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

         1.12 In Section 2.14 (Payments Generally), the next-to-last sentence in subsection (a) is amended to renumber clause "(iv)" as "(v)" and to add a new clause (iv) to read as follows:

                  (iv) with respect to such payments on the Tranche C Term Loan, its Tranche C Term Loan Commitment Percentage thereof, and

         1.13 In Section 8.01 (Indebtedness), clause (i) of the proviso in subsection (j) is amended to read as follows:

                  (i) the maturity date for any such debt is not earlier than the maturity date of the Tranche C Term Loan,

         1.14 In Section 11.01 (Amendments), subsections "(e)", "(f)" and "(g)" of are renumbered as subsections "(f)", "(g)" and "(h)" respectively, and a new clause (e) is added to read as follows:

                  (e) unless also signed by the Required Tranche C Term Lenders, no such amendment, waiver or consent shall:

                           (i) amend or waive any mandatory prepayment on the Tranche C Term Loan Obligations under Section 2.06(b) or the manner of application thereof to the Tranche C Term Loan Obligations under Section 2.06(c), or

                           (ii)     amend or waive the provisions of this
                  Section 11.01(e) or the definition of "Required Tranche C Term Lenders";

         1.15 In Section 11.07 (Successors and Assigns), clause (ii) of the proviso in subsection (b) is replaced in its entirety to read as follows:

                  (ii) any assignment of a Commitment must be approved by the Administrative Agent and, in the case of any assignment of a Revolving Commitment, the L/C Issuers (each such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender or an Affiliate of a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

         1.16 Clause (h) of Section 11.07 (Successors and Assigns) is amended as follows:

                  (a) The first sentence thereof is amended and replaced in its entirety to read as follows:

                  (i) if any Domestic Swing Line Lender at any time assigns all of its Commitment and Loans pursuant to subsection (b) above, such Swing Line Lender may, upon thirty days' notice to the Borrowers, resign as a Domestic Swing Line Lender,

                  (b) The third and fourth sentences thereof are amended and replaced in their entirety to read as follows:

                  If any Domestic Swing Line Lender resigns as a Domestic Swing Line Lender, it shall retain all the rights of a Domestic Swing Line Lender provided for hereunder with respect to Domestic Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Domestic Swing Line Loans made by it



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

                  pursuant to Section 2.09(b). In the event of any such resignation as Domestic Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Domestic Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of such Domestic Swing Line Lender.

         1.17 In Section 11.22 (Power of Attorney), subsections (a) and (b) are replaced in their entirety to read as follows:

                  (a) Without limiting any other authority granted to the Collateral Agent herein or in any other Credit Document, each Lender hereby specifically authorizes the Collateral Agent to enter into, as agent on behalf of the Lenders (with the effect that each Lender shall become a party thereunder), and/or amend, as agent on behalf of the Lenders, (i) any Pledge Agreements governed by German Law and (ii) the Parallel Debt Agreement or any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgement or abstraktes Schuldanerkenntnis) in favor of the Collateral Agent under German Law. The authorization granted herein comprises any action or declaration the Collateral Agent may deem necessary in connection with such Pledge Agreements (including any action or declaration that the Collateral Agent deems to be necessary in order to create and continue a valid Pledge Agreement governed by German Law), the Parallel Debt Agreement or any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgement or abstraktes Schuldanerkenntnis) in favor of the Collateral Agent under German Law (including any action or declaration that the Collateral Agent deems to be necessary in order to create and continue valid obligations under such agreements governed by German Law). The Collateral Agent is explicitly exempt from any restriction to act for various parties to such Pledge Agreements, the Parallel Debt Agreement or such similar agreements. The Collateral Agent has the power to sub-delegate its powers as agent of each of the Lenders granted by this Section 11.22(a) to third parties.

                  (b) The Credit Parties hereby specifically authorize and instruct FMCAG to enter into, as agent on behalf of the Credit Parties (with the effect that each Credit Party shall become a party thereunder), and/or amend, as agent of behalf of the Credit Parties, the Parallel Debt Agreement or any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgement or abstraktes Schuldanerkenntnis) in favor of the Collateral Agent under German Law. The authorization granted herein comprises any action or declaration FMCAG may deem necessary in connection with such agreements (including any action or declaration that FMCAG deems to be necessary in order to create and continue valid obligations under such agreements governed by German Law). FMCAG has the power to sub-delegate its powers as agent of each of the Credit Parties granted by this Section 11.22(b) to third parties.

         1.18 Schedule 2.01 (Commitments and Commitment Percentages) will be amended as of the date of the Tranche C Term Loan Joinder Agreement to set forth the Tranche C Term Loan Commitments and initial Tranche C Term Loan Commitment Percentages according to the terms set out in the Tranche C Term Loan Joinder Agreement.

         1.19 Exhibit A-1 (Form of Loan Notice) is replaced in its entirety with Exhibit A-1 attached hereto.

         1.20 A new Exhibit C-4 (Form of Tranche C Term Note) is added in the form of Exhibit C-4 attached hereto.



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

         1.21 Exhibit G (Form of Assignment and Assumption Agreement) is replaced in its entirety with Exhibit G attached hereto.

         1.22 A new Exhibit H (Form of Tranche C Term Loan Joinder Agreement) is added in the form of Exhibit H. -

         SECTION 2 CONSENT. Consent is hereby given to waive the voluntary prepayment notice provisions of Section 2.06(a)(i) with respect to the voluntary prepayment in full by the Borrowers to be made to the Tranche B Term Loan on the date the Tranche C Term Loan is advanced pursuant to the terms of the Credit Agreement.

         SECTION 3 CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of the following, each in form and substance satisfactory to the Administrative Agent:

                  (a) copies of this Amendment executed by each of the Borrowers and the Guarantors;

                  (b)      the consent of the Required Lenders;

                  (c)      the consent of the Required Tranche A Term Lenders;

                  (d) opinions of counsel to the Borrowers and the Guarantors; and

                  (e) payment of the reasonable fees and expenses of counsel to the Administrative Agent (including Moore & Van Allen, PLLC and foreign counsel) relating to the Credit Agreement and this Amendment.

         SECTION 4 MISCELLANEOUS.

         4.1 Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) remain in full force and effect.

         4.2 The Credit Parties hereby affirm (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period) and (b) no Default or Event of Default exists as of the date hereof.

         4.3 The Credit Parties hereby affirm the liens and security interests created and granted in the Credit Documents and agree that this Amendment is not intended to adversely affect or impair such liens and security interests in any manner.

         4.4 Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms such Guarantor's obligations under the Credit Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Guarantor's obligations under the Credit Documents.

         4.5 FMCAG agrees to pay all reasonable fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC and of foreign counsel to the Administrative Agent.



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

         4.6 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party's original executed counterpart and shall constitute a representation that such party's original executed counterpart will be delivered promptly.

         4.7 THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


                  [remainder of page intentionally left blank]




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






         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWERS AND GUARANTORS:          FRESENIUS MEDICAL CARE AG, a German
                                   corporation, as a Borrower and as a
                                   Guarantor

                                   By: /s/ Dr. Emanuele Gatti
                                       ---------------------------------
                                   Name: Dr. Emanuele Gatti
                                   Title: Member of the Management Board

                                   By: /s/ Dr. Rainer Runte
                                       ----------------------------------------
                                   Name: Dr. Rainer Runte
                                   Title: Deputy Member of the Management Board

                                   FRESENIUS MEDICAL CARE HOLDINGS, INC., a New
                                   York corporation, as a Borrower and as a Guarantor

                                   By: /s/ Mark Fawcett
                                       ----------------------------------------
                                   Name: Mark Fawcett
                                   Title: Assistant Treasurer

                                   FMC FINANCE II S.a.r.l., a private limited company (societe a responsabilite limitee) organized under the laws of Luxembourg, as a Borrower and as a Guarantor

                                   By: /s/ Dr. Andrea Stopper
                                      -----------------------------------------
                                   Name: Dr. Andrea Stopper
                                   Title: Member of the Board of Directors

                                   By: /s/ Gabriele Dux
                                       ----------------------------------------
                                   Name: Gabriele Dux
                                   Title: Member of the Board of Directors







                                                       FRESENIUS MEDICAL CARE AG
                                                                 AMENDMENT NO. 1

GUARANTORS:                        NATIONAL MEDICAL CARE, INC., a Delaware
                                   corporation

                                   By: /s/ Mark Fawcett
                                       ----------------------------------------
                                   Name: Mark Fawcett
                                   Title: Treasurer

                                   FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a
                                   German corporation

                                   By: /s/ Roberto Fuste
                                       ----------------------------------------
                                   Name: Roberto Fuste
                                   Title: Member of the Board of Directors

                                   By: /s/ Rolf Groos
                                       ----------------------------------------
                                   Name: Rolf Groos
                                   Title: Member of the Board of Directors

                                   FMC TRUST FINANCE S.a.r.l. LUXEMBOURG, a private limited company (societe a responsabilite limitee) organized under the laws of Luxembourg

                                   By: /s/ Dr. Andrea Stopper
                                       ----------------------------------------
                                   Name: Dr. Andrea Stopper
                                   Title: Managing Director

                                   FMC TRUST FINANCE S.a.r.l. LUXEMBOURG-III, a private limited company (societe a responsabilite limitee) organized under the laws of Luxembourg

                                   By: /s/ Gabriele Dux
                                       ----------------------------------------
                                   Name: Gabriele Dux
                                   Title: Managing Director

GUARANTORS:                        BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY,
                                   INC., a Delaware corporation,
                                   BIO-MEDICAL APPLICATIONS OF ARIZONA, INC., a
                                   Delaware corporation,
                                   BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC., a Delaware corporation,
                                   BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a Delaware limited liability company,
                                   BIO-MEDICAL APPLICATIONS OF MAINE, INC., a
                                   Delaware corporation,
                                   BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC., a Delaware corporation,
                                   BIO-MEDICAL APPLICATIONS OF NEW YORK, INC., a Delaware corporation,
                                   BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA,
                                   INC., a Delaware corporation,
                                   BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA,
                                   INC., a Delaware corporation,
                                   BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA,
                                   INC., a Delaware corporation,
                                   BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a
                                   Delaware corporation,
                                   EVEREST HEALTHCARE HOLDINGS, INC., a Delaware corporation,
                                   FRESENIUS USA MANUFACTURING, INC., a Delaware corporation,
                                   FRESENIUS USA MARKETING, INC., a Delaware corporation,
                                   FRESENIUS USA, INC., a Massachusetts
                                   corporation,
                                   SPECTRA LABORATORIES, INC., a Nevada c
                                   orporation

                                   By: /s/ Mark Fawcett
                                       -----------------------------------------
                                   Name: Mark Fawcett
                                   Title: Treasurer
                                            for each of the foregoing







                                                       FRESENIUS MEDICAL CARE AG
                                                                 AMENDMENT NO. 1

ADMINISTRATIVE AGENT:              BANK OF AMERICA, N.A., as Administrative
                                   Agent for and on behalf of the Lenders


                                   By: /s/ Cassandra McCain
                                       ----------------------------------------
                                   Name: Cassandra McCain
                                   Title: Officer










                                                       FRESENIUS MEDICAL CARE AG
                                                                 AMENDMENT NO. 1